Exhibit 99.1

Fulgent Presents Updated FID-007 Data at ASCO 2026

EL MONTE, Calif.—June 1, 2026—Fulgent Genetics, Inc. (NASDAQ: FLGT) (“Fulgent” or the “Company”), a technology-based company with established laboratory services and therapeutic development businesses, today announced it presented updated data in the Head and Neck Cancer Track during the American Society of Clinical Oncology (ASCO) 2026 Annual Meeting Rapid Oral Abstract Session, scheduled from 4:30 p.m. to 6:00 p.m. CDT in Hall D1 at McCormick Place in Chicago.

The abstract, entitled “FID-007 in combination with cetuximab in recurrent or metastatic (R/M) head and neck squamous cell carcinoma (HNSCC), Abstract #6020,” will present updated preliminary data from the Company’s open-label, randomized Phase 2 study (NCT06332092). The study is evaluating the efficacy of two dosing regimens and characterizing the pharmacokinetics, safety, and tolerability of FID-007 in combination with cetuximab in patients whose disease progressed following PD-1 based immune checkpoint inhibitor therapy. As of the April 16, 2026, data cutoff, FID-007 demonstrated meaningful clinical activity and a manageable safety profile in combination with cetuximab in this target patient population.

The presentation slides with updated data will be available on Fulgent’s investor relations website at the conclusion of the presentation on June 1, 2026.

Dr. Guilherme Rabinowits, one of the study’s Principal Investigators and a Senior Member in the Department of Head and Neck-Endocrine Oncology at Moffitt Cancer Center said: “Patients with R/M HNSCC who progress after anti PD-1 based therapy lack an established, best second-line standard of care. In this setting, preliminary data showed encouraging clinical activity and a manageable safety profile for FID-007 in combination with cetuximab. The objective response rate was 61.9%, median progression-free survival was 6.7 months, median duration of response was 7.4 months, and one-year overall survival was 63.4%. Additionally, this combination showed activity in both human papilloma virus-related and -unrelated head and neck squamous cell carcinoma.” A Phase 3 study is planned.

About Fulgent

Fulgent is a technology-based company with a well-established laboratory services business and a therapeutic development business. Fulgent’s laboratory services business includes technical laboratory and testing services and professional interpretation of laboratory results by licensed physicians. Fulgent’s therapeutic development business is focused on developing drug candidates for treating a broad range of cancers using a novel nanoencapsulation and targeted therapy platform designed to improve the therapeutic window and pharmacokinetic profile of new and existing cancer drugs. The Company aims to transform from a diagnostic business into a fully integrated precision medicine company.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: future performance; Fulgent’s research and development efforts, including any implications that the results of earlier clinical trials will be representative or consistent with later clinical trials, the expected timing of enrollment and regulatory filings for these trials and the availability of data or results of these trials and the potential future benefits of FID-007. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or Fulgent’s future performance, and they are based on management’s current assumptions, expectations, and beliefs concerning future developments and their potential effect on Fulgent’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the success of Fulgent’s development efforts, including its ability to progress its candidates through clinical trials on the timelines expected; its compliance with the various evolving and complex laws and regulations applicable to its business and its industry; and its ability to protect its proprietary technology and intellectual property. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events. The forward-looking statements made in this press release speak only as of the date of this press release, and Fulgent assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law. Fulgent files reports filed with the U.S. Securities and Exchange Commission, or the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on Fulgent’s website upon their filing with the SEC. These reports contain more information about Fulgent, its business and the risks affecting their business.

Investor Relations Contact:

The Blueshirt Group

Lauren Sloane, Lauren@blueshirtgroup.com

Source: Fulgent Genetics, Inc.